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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  MARCH 6, 2001



                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)




        CALIFORNIA                      0-23446                 94-3008888
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(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)            Number)            Identification No.)




              999 BAKER WAY, FIFTH FLOOR, SAN MATEO, CA              94404
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               (Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (650) 578-0700
                                                    ----------------------------


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          (Former name or former address, if changed since last report)



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                           Exhibit Index is on page 5.


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                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

               Maden Tech Consulting, Inc., a Delaware corporation ("Maden Tech"), acquired control of the Registrant on March 6, 2001 pursuant to the initial advance made by Maden Tech to the Registrant under a Loan Agreement dated as of February 14, 2001 (the "Loan Agreement"). Under the Loan Agreement, Maden Tech agreed to provide the Registrant an initial advance of $100,000 and, in the sole discretion of Maden Tech, additional advances under a credit facility providing for total borrowings in the aggregate amount of up to $1,118,250. All amounts extended under the credit facility are secured by the Registrant's core products, technology and intellectual property and are evidenced by a convertible note repayable upon demand by Maden Tech made after July 15, 2001.

               To satisfy certain of the conditions precedent specified in the Loan Agreement, on March 6, 2001 the Registrant (1) expanded the size of its Board of Directors from four to seven members, (2) caused one of its incumbent directors to resign effective upon the receipt of the initial advance, and (3) appointed four individuals designated by Maden Tech to serve on the Registrant's Board of Directors. The four directors designated by Maden Tech were Omar Maden, the sole stockholder, Chief Executive Officer and a director of Maden Tech; David Ford, Senior Vice President and General Counsel of Maden Tech; Robert Hinaman, CEO of esqNetwork, Inc. and a former Managing Director of Chase Manhattan Bank for European Mergers and Acquisitions; and Kim McCaffrey, President of MC Info, Inc., a subsidiary of Maden Tech. The remaining three seats on the Registrant's Board of Directors continue to be held by three of the four incumbent members of the Board, including David Parker, Co-Chairman of the Board and a former CEO of the Registrant; Michael Seashols, Co-Chairman of the Registrant's Board and former Chairman and CEO of Evolve Software; and Peter Sprague, former Chairman and CEO of WaveSystems. In addition, Omar Maden was appointed Chief Executive Officer of the Registrant effective immediately following the initial advance.

               Subject to adjustment upon the occurrence of certain events, Maden Tech is entitled to convert amounts extended under the credit facility into shares of the Registrant's Common Stock at a conversion price of $0.225 per share. Accordingly, as a result of the initial $100,000 advance made by Maden Tech on March 6, 2001, Maden Tech acquired beneficial ownership of 444,444 shares of the Registrant's Common Stock. In addition, in connection with the initial advance, on March 6, 2001 the Registrant granted Maden Tech a warrant to purchase up to 2,000,000 shares of the Registrant's Common Stock. The warrant is immediately exercisable and will remain exercisable until March 6, 2002, at a price equal to the trailing five-day average closing price of the Enlighten common stock calculated as of the trading day immediately before the date of exercise.

               Accordingly, as of the date hereof Maden Tech beneficially owns 2,444,444 shares of the Registrant's Common Stock, representing 32.9% of the shares of Common Stock outstanding. Maden Tech has a right to acquire all such shares within 60 days upon conversion of amounts outstanding under the credit facility (currently covering 444,444 shares based on the $100,000 principal amount outstanding thereunder) or exercise of the warrant (covering 2,000,000 shares).

               Maden Tech expects to acquire beneficial ownership of additional shares of the Registrant's Common Stock as additional amounts are loaned to the Registrant under


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the credit facility. If the credit facility were fully extended, Maden Tech would acquire the right to convert the indebtedness into shares of the Registrant's Common Stock representing up to 49.9 percent of the shares then outstanding (excluding, for the purpose of such calculation, shares of Common Stock issuable upon exercise by Maden Tech of the warrant).


ITEM 7.        EXHIBITS



Exhibit
Number         Exhibit Description
------         -------------------

10.1           Loan Agreement dated as of February 14, 2001 by and among the Registrant and
               Maden Tech

10.2           Convertible Demand Note made March 6, 2001

10.3           Warrant Agreement dated as of March 6, 2001 by and among the Registrant and
               Maden Tech

10.4           Warrant Certificate MT-001 issued March 6, 2001

10.5           Registration Rights Agreement dated as of March 6, 2001 by and among the
               Registrant and Maden Tech

10.6           Software Security Agreement dated as of February 14, 2001 by and among the
               Registrant and Maden Tech

10.7           Conditional Assignment dated as of February 14, 2001


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Enlighten Software Solutions, Inc.


Date: March 15, 2001                 By: /s/ STEPHEN GIUSTI
      ----------------                   ---------------------------------
                                             Stephen Giusti
                                             Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION
------                              -------------------

10.1           Loan Agreement dated as of February 14, 2001 by and among the Registrant and
               Maden Tech

10.2           Convertible Demand Note made March 6, 2001

10.3           Warrant Agreement dated as of March 6, 2001 by and among the Registrant and
               Maden Tech

10.4           Warrant Certificate MT-001 issued March 6, 2001

10.5           Registration Rights Agreement dated as of March 6, 2001 by and among the
               Registrant and Maden Tech

10.6           Software Security Agreement dated as of February 14, 2001 by and among the
               Registrant and Maden Tech

10.7           Conditional Assignment dated as of February 14, 2001



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